UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       December 7, 2003

ValueClick, Inc.

(Exact name of registrant as specified in its chapter)

Delaware	000-30135	77-0495335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4353 Park Terrace Drive, Westlake Village, California		91361
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (818) 575-4500

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.    Acquisition or Disposition of Assets.

On December 7, 2003, we closed the acquisition of Commission Junction, Inc., a Delaware corporation (“Commission Junction”), pursuant to an Agreement and Plan of Merger and Reorganization, dated as of October 9, 2003, by and among ValueClick, Inc., a Delaware corporation (“ValueClick”), NCJ Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of ValueClick (“Merger Sub”), Commission Junction and Idealab Holdings LLC, a Delaware limited liability company, in its capacity as Stockholder Agent.  Pursuant to the terms of the merger agreement, Commission Junction was merged with and into Merger Sub, with Merger Sub surviving as a wholly-owned subsidiary of ValueClick.

Pursuant to the terms of the agreement, ValueClick acquired all the outstanding equity interests in Commission Junction for approximately 3.0 million shares of ValueClick common stock, approximately 1.2 million options to acquire ValueClick common stock, and approximately $26.1 million in cash. The cash portion of the purchase price was derived from the existing working capital of the combined entities.

Commission Junction delivers advanced performance-based online marketing solutions that facilitate strategic relationships between advertisers and publishers. The company serves billions of impressions monthly, ranking it among the largest ad networks in the world. We plan to combine the Commission Junction business with the business of our existing affiliate marketing subsidiary, Be Free, Inc.

Other than employment letters with certain Commission Junction personnel, including the former president and chief executive officer of Commission Junction, offering post-acquisition employment on terms similar to those of other ValueClick employees providing equivalent services, at the time of the acquisition there were no material relationships between Commission Junction or any of its stockholders and ValueClick or any of ValueClick’s affiliates, any director or officer of ValueClick, or any associate of any such director or officer.

The foregoing descriptions of the terms of the merger agreement do not purport to be complete statements of the parties’ rights and obligations thereunder, and are qualified in their entirety by reference to the definitive merger agreement and related documents and agreements, copies of which are attached as exhibits hereto and the contents of which are incorporated herein by reference.  Certain additional matters relating to the merger are described in ValueClick’s press release dated December 8, 2003 which is attached as Exhibit 99.1 hereto and the contents of which are also hereby incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)   Financial statements of businesses acquired.

Pursuant to paragraph (a)(4) of Item 7 of Form 8-K, the financial statements of Commission Junction required to be filed under paragraph (a) of Item 7 will be filed as soon as practicable, but not later than the date required by Item 7 of Form 8-K.

(b)   Pro forma financial information.

Pursuant to paragraphs (b)(2) and (a)(4) of Item 7, the pro forma financial statements required to be filed under paragraph (b) of this Item 7 will be filed as soon as practicable, but not later than the date required by paragraphs (b)(2) and (a)(4) of Item 7 of Form 8-K.

(c)   Exhibits.

Exhibit No.	Item

99.1	Press Release disseminated December 8, 2003 announcing the completion of the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

/s/ Samuel J. Paisley
Date:	December 15, 2003	Samuel J. Paisley, Chief Financial Officer